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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 30, 2005

                            ENTERASYS NETWORKS, INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-10228               04-2797263
(State or Other Jurisdiction       (Commission File         (IRS Employer
     of Incorporation)                  Number)           Identification No.)


                                50 Minuteman Road
                                Andover, MA 01810

               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (978) 684-1000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01  OTHER EVENTS

      On August 31, 2005, Enterasys Networks, Inc. (the "Company") announced in a press release (the "Press Release") that the U.S. Congress' Joint Committee on Taxation has concluded its review of the Company's federal tax returns for fiscal years 1999 through 2002 and has approved the previously announced $47.5 million federal tax refund, which the Internal Revenue Service will now process. The Company expects to receive the refund within the next 45 days.

      The Company also announced that its Board of Directors approved a 1-for-8 reverse stock split, which is subject to shareholder approval. If approved, the reverse split would take effect before the end of October.

      A copy of the Press Release is being furnished as Exhibit 99.1 to this Report.

      The information being furnished under this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS:

This exhibit is furnished pursuant to Item 8.01 hereof and should not be deemed to be "filed" under the Securities and Exchange Act of 1934.

99.1 Press Release, dated August 31, 2005.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENTERASYS NETWORKS, INC.

Date:  September 1, 2005                     By: /s/ Richard S. Haak, Jr.
                                                 --------------------------
                                                 Richard S. Haak, Jr.
                                                 Chief Financial Officer

                                       3

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                                  EXHIBIT INDEX

EXHIBIT 99.1 PRESS RELEASE, DATED AUGUST 31, 2005.